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                                                                   EXHIBIT 10.19


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY {***}. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                    EXHIBIT C

                             SECURED PROMISSORY NOTE
                               Forth Worth, Texas

{***}            February 7, 1997

      FOR VALUE RECEIVED, the undersigned MIDWAY AIRLINES CORPORATION, a Delaware corporation (the "Maker") hereby promises to pay to the order of {***} or its assigns (the "Payee") at Payee's address set forth in the Mortgage referred to below, or at such other place as the holder (the "Holder") of this Promissory Note (the "Note") may from time to time designate in writing, in lawful money of the United States and in immediately available funds, at the times and in the manner provided hereinbelow, the principal sum of {***} together with interest in accordance with the terms stated below.

1. Calculations of Interest. Interest shall accrue from the date hereof on the outstanding principal balance of, and accrued unpaid interest on, this Note at a fixed rate per annum of eight percent (8.0%) until such principal and interest amount shall be paid. Interest hereunder shall be calculated on the basis of the number of days in the relevant period compared to the actual number of days in the annual period, at the rate aforesaid, and shall accrue on balances of principal and interest outstanding from time to time from and after the date hereof.

2. Time for Payment. Principal and interest under this Note shall be due and payable in equal installments of {***} the principal sum hereof, together with all accrued but unpaid interest due and payable on the date specified by the Holder in such notice (which date may be the date of such notice by the Maker). The principal sum hereof, together with all accrued but unpaid interest, may be prepaid by Maker at any time in whole or in part without premium or penalty. All prepayments hereunder shall be applied as follows: first, to any and all costs, fees or expenses
      (if any) due and owing hereunder and/or under the Mortgage; second, to any and all accrued and unpaid interest hereunder; and third, to outstanding principal hereunder.

      From and after maturity (whether by acceleration or otherwise), the entire principal balance and (to the extent permitted by law) all accrued and unpaid interest and all other sums (if any) due and owing hereunder shall be payable on demand and shall bear interest until paid at a fixed rate of eighteen percent (18%) per annum.

      If any payment of principal, interest or other charges is stated hereunder to be due and payable on a day which is not a Business Day (as defined hereinbelow), then the due date for such payment shall be extended to the next succeeding Business Day.
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      provided that, in any such event, such payment shall include interest accruing during such extension in accordance with the terms of this Note. As used herein, the term "Business Day" means any day other than any Saturday, Sunday or other day on which commercial banking institutions in Fort Worth, Texas are authorized or required by law, regulation or executive order to be closed.

      All agreements between Maker and the Holder hereof are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment, acceleration of maturity of the principal amount evidenced hereby, payment of interest, fees or other charges hereunder, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder exceed the maximum permissible under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof or of any other agreement between the undersigned and the Holder, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If, notwithstanding the foregoing limitations, any excess interest shall be determined to have been received, the same shall be deemed to have been held as additional security for repayment of the indebtedness evidenced hereby. This provision shall never be superseded or waived and shall control every other provision of this Note and all agreements between Maker and the Holder.

      For purposes of this Note, a "Change of Control" means the acquisition by any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other form of entity (including but not limited to a governmental entity) or 13D Group of beneficial ownership (within the meaning of Rule 13-d-3 of the Securities Exchange Act of 1934, as amended) of any securities of the Maker entitled to vote generally in the election of directors, or securities convertible into or exercisable or exchangeable for such securities (the "Voting Securities"), representing 30% or more of the outstanding Voting Securities, except for any change of control associated with the merger of GoodAero, Inc. into Maker pursuant to the Agreement and Plan of Merger between the parties dated January 17, 1997. A 13D Group shall mean any partnership, limited partnership syndicate or other "group", as such term is used in Section 13(d)(3) of the Exchange Act.

3. Supporting Documents. {***} be secured by certain property of Maker pursuant to the Mortgage, which is incorporated herein by reference {***}.

4. Acceleration. In the event that an Event of Default (as defined hereinbelow) shall occur and be continuing, then, and in any such event and at any time thereafter, so long as such Event of Default shall then be continuing, (i) all amounts of principal, interest and


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      other sums and charges hereunder and under the Mortgage may, at the option of the Holder, be declared (by written notice to the Maker at its address set forth in the Mortgage but without presentment, demand, protest, notice or any other formality, all of which are hereby waived; provided, that if an Event of Default referred to in Section 5(e) or (f) shall have occurred, then in every such case, all amounts of principal, interest, and other charges hereunder and the Mortgage shall immediately, and without further act, become due and payable) to be, whereupon the same shall become, immediately due and payable, anything herein to the contrary notwithstanding and (ii) Holder may pursue all remedies available under applicable law or agreement, including remedies available under the Mortgage.

      If the Maker shall default in any of its payment obligations hereunder, Maker further promises to pay (to the extent permitted by law) reasonable internal and external attorneys' fees and costs and expenses incurred by the Holder in connection with any such default or in any action or other proceeding brought to enforce any of the provisions of this Note and/or the Mortgage.

5. Events of Default. As used herein, the term "Event of Default" shall mean each and any of the following events:

            (a) Maker shall fail to make any payment under this Note on the date when due; or

            (b) Maker shall default in any of its obligations under the American Agreements (as defined in the Letter Agreement between the parties dated February 10, 1997) and in case of defaults with respect to matters other than payment obligations, such default shall continue for a period of thirty (30) days after notice from Payee to Maker specifying such default and requiring that the same be remedied; or

            (c) Any material representation or warranty made by Maker in or pursuant to this Note, the Mortgage or the American Agreements shall prove to have been incorrect in any material respect when made; or

            (d) All or substantially all of Maker's airline operations are suspended for more than two days unless resulting from any act of God, war, strike, natural disaster, lockout, labor dispute, work stoppage, fire, act of government, or any other cause beyond Maker's reasonable control; or

            (e) Maker shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself or of a substantial part of its property, or Maker shall be unable to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or Maker shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Maker in any such proceeding, or Maker by voluntary petition, answer or consent shall seek relief as debtor under the provisions of any other present or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition,


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

            extension or adjustment with its creditors or Maker shall take any corporate action to authorize any of the foregoing;

            (f) A petition against Maker in a proceeding under any bankruptcy or other insolvency law (as now or hereafter in effect) shall be filed, and any decree or order adjudging Maker a bankrupt or insolvent in such proceeding shall remain in force undismissed and unstayed for a period of sixty (60) days after such adjudication or, in the case the approval of such petition by a court of competent jurisdiction is required, the petition as filed or amended shall be approved by such a court as properly filed and such approval shall not be withdrawn and the proceeding shall not be dismissed within sixty
            (60) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Maker, any court of competent jurisdiction shall enter an order or decree assuming custody or control of Maker or of any substantial part of its property and such custody or control remains in force unrelinquished, unstayed and unterminated for a period of thirty (30) days; or

            (g) Maker shall pay any dividends or make any other cash or asset distributions to its shareholders without Holder's prior written consent.

6. Choice of Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws principles.

      IN WITNESS WHEREOF, this Note has been duly executed as of the date first above written.

                                              MIDWAY AIRLINES CORPORATION


                                              By: /s/ Jonathan S. Waller
                                                 -------------------------------
                                              Name: Jonathan S. Waller
                                              Title: Senior Vice President


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